                                                                 Exhibit 10.22

                             Written Description of
               2008 Executive Incentive Compensation Annual Plan -
               Chief Financial Officer and Chief Operating Officer

The  following  is a  description  of the material  terms of the 2008  Executive
Incentive  Compensation  Annual  Plan  (the  "Plan")  that  was  adopted  by the compensation committee of the Board of Directors of Guaranty Federal Bancshares,
Inc. (the  "Company")  with respect to the bonus payable to Carter  Peters,  the
Company's Chief Financial Officer and Chief Operating Officer, for 2008:

The Plan will pay a maximum  of  $50,000.  There  are three  possible  levels of incentive  awards:  threshold (25%);  target (50%); and maximum (100%).  For any bonus amount to be paid, the threshold  level of  performance  must be achieved.
The bonus  amount  will be prorated  for  performance  achievements  between the threshold  and target levels and between the target and maximum  levels  (except with  respect  to the  performance  measurement  for  full  compliance  with the
Sarbanes-Oxley   Act  of  2002  as  described   below).   The  five  performance
measurements  of  the  Company  (and  the  weight  given  to  each  measurement)
applicable  to each award level are as  follows:  (i) full  compliance  with the
Sarbanes-Oxley  Act of 2002 (40%);  (ii) net income  (18%);  (iii) asset  growth
(18%);  (iv) return on average  equity (12%);  and (v) return on average  assets
(12%).  The  following  criteria  must all be satisfied  before an award is paid under  the  Plan:  (i) net  income of the  Company  of at least 80% of  approved budget;  (ii) satisfactory audits as determined by the Board of Directors of the
Company  including but not limited to a CAMELS Bank  Examination  Rating of 2 or better; (iii) no restatement of income for any prior period previously released;
and (iv) satisfactory performance appraisal, actively employed by Guaranty Bank, and in good standing at the time the bonus is paid. If there is an extraordinary event or item  that is  outside  the  executive's  control  and his  performance otherwise  met and  exceeded  expectations  for the  intent  of the  performance measure and award level, as determined  solely by the compensation  committee of the Board of Directors of the Company, the compensation  committee may recommend to the Board of  Directors  an  adjustment  to  fairly  compensate,  provide  an incentive to continue excellent  performance and retain the executive under this
Plan.